                                                                    EXHIBIT 10.6

                      AGREEMENT AND PLAN OF REORGANIZATION

                                      among

                            PERIMMUNE HOLDINGS, INC.

                              INTRACEL CORPORATION

                                       and

                         INTRACEL ACQUISITION SUB, INC.



                          DATED AS OF NOVEMBER 26, 1997


                                TABLE OF CONTENTS
                                                                                          Page
                                    ARTICLE I
                                   DEFINITIONS

   Section 1.01  Definitions and Usage ......................................................8

                                   ARTICLE II
                                   THE MERGER

   Section 2.01  The Merger ................................................................12
   Section 2.02  Effects of the Merger .....................................................12
   Section 2.03  Certificate of Incorporation and Bylaws ...................................12
   Section 2.04  Directors and Officers ....................................................12
   Section 2.05  Conversion ................................................................12
   Section 2.06  Tax Consequences ..........................................................14

                                   ARTICLE III
                               EXCHANGE OF SHARES

   Section 3.01  Exchange of Certificates ..................................................14
   Section 3.02  Stock Options .............................................................16
   Section 3.03  Dissenting Shares .........................................................16
   Section 3.04  Adjustments ...............................................................17
   Section 3.05  Lost Certificates .........................................................17

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   Section 4.01  Organization ..............................................................17
   Section 4.02  Capitalization ............................................................17
   Section 4.03  Authority Relative to This Agreement ......................................18
   Section 4.04  Consents and Approvals; No Violations .....................................19
   Section 4.05  Absence of Certain Changes ................................................19
   Section 4.06  Financial Statements ......................................................20
   Section 4.07  No Undisclosed Liabilities ................................................20
   Section 4.08  No Default ................................................................20
   Section 4.09  Litigation ................................................................20
   Section 4.10  Compliance with Applicable Law ............................................20
   Section 4.11  Taxes .....................................................................21
   Section 4.12  ERISA .....................................................................21
   Section 4.13  Title to Property .........................................................22
   Section 4.14  Intellectual Property .....................................................23
   Section 4.15  Interested Party Transactions .............................................24
   Section 4.16  Insurance .................................................................24



   Section 4.17  Products ..................................................................25
   Section 4.18  Change in Control .........................................................25
   Section 4.19  Environmental, Health, and Safety .........................................25
   Section 4.20  Employment and Labor Matters ..............................................26
   Section 4.21  Contracts .................................................................27
   Section 4.22  Predominant Customers .....................................................27
   Section 4.23  Change in Customers or Vendors ............................................27
   Section 4.24  Notes and Accounts Receivable .............................................27
   Section 4.25  Questionable Payments .....................................................27

                                    ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF INTRACEL
                       PARENT AND INTRACEL ACQUISITION SUB

   Section 5.01  Organization ..............................................................28
   Section 5.02  Capitalization ............................................................28
   Section 5.03  Authority Relative to this Agreement ......................................29
   Section 5.04  Consents and Approvals; No Violations .....................................30
   Section 5.05  Financial Statements ......................................................30
   Section 5.06  Absence of Certain Changes ................................................30
   Section 5.07  No Undisclosed Liabilities ................................................31
   Section 5.08  No Default ................................................................31
   Section 5.09  Litigation ................................................................31
   Section 5.10  Compliance with Applicable Law ............................................31
   Section 5.11  Taxes .....................................................................32
   Section 5.12  ERISA .....................................................................32
   Section 5.13  Title to Property .........................................................33
   Section 5.14  Intellectual Property .....................................................33
   Section 5.15  Interested Party Transactions .............................................35
   Section 5.16  Insurance .................................................................35
   Section 5.17  Products ..................................................................35
   Section 5.18  Interim Operations of Intracel Acquisition Sub ............................36
   Section 5.19  Change in Control .........................................................36
   Section 5.20  Environmental, Health, and Safety .........................................36
   Section 5.21  Employment and Labor Matters ..............................................37
   Section 5.22  Contracts .................................................................38
   Section 5.23  Predominant Customers .....................................................38
   Section 5.24  Change in Customers or Vendors ............................................38
   Section 5.25  Notes and Accounts Receivable .............................................38
   Section 5.26  Questionable Payments .....................................................38

                                   ARTICLE VI
                                    COVENANTS

   Section 6.01  Covenants of the Company and Intracel Parent ..............................39


   Section 6.02  Additional Covenants of the Company and Intracel Parent ...................41
   Section 6.03  No Solicitation ...........................................................42
   Section 6.04  Access to Information .....................................................43
   Section 6.05  Stockholders Meetings .....................................................43
   Section 6.06  Brokers or Finders ........................................................43
   Section 6.07  Consents, Approvals and Filings ...........................................43

                                   ARTICLE VII
                                   CONDITIONS

   Section 7.01  Conditions to Each Party's Obligation to Effect the Merger ................44
   Section 7.02  Conditions of Obligations of Intracel Parent and Intracel Acquisition Sub..45
   Section 7.03  Conditions of Obligations of the Company ..................................47

                                  ARTICLE VIII
                            TERMINATION AND AMENDMENT

   Section 8.01  Termination ...............................................................50
   Section 8.02  Effect of Termination .....................................................50
   Section 8.03  Amendment .................................................................50
   Section 8.04  Extension; Waiver .........................................................51

                                   ARTICLE IX
                             POST CLOSING COVENANTS


                                    ARTICLE X
                                  MISCELLANEOUS

   Section 10.01 Nonsurvival of Representations and Warranties .............................51
   Section 10.02 Notices ...................................................................51
   Section 10.03 Descriptive Headings ......................................................52
   Section 10.04 Counterparts ..............................................................52
   Section 10.05 Entire Agreement; Assignment ..............................................52
   Section 10.06 Governing Law .............................................................52
   Section 10.07 Specific Performance ......................................................52
   Section 10.08 Expenses ..................................................................53
   Section 10.09 Publicity .................................................................53
   Section 10.10 Parties in Interest .......................................................53

                                    EXHIBITS


Exhibit 2.03(a)  Amended and Restated Certificate of Incorporation of Surviving Corporation

Exhibit 2.03(b)  Amended and Restated Certificate of Incorporation of Intracel Parent

Exhibit 2.03(c)  Amended and Restated Bylaws of Surviving Corporation

Exhibit 2.03(d)  Amended and Restated Bylaws of Intracel Parent

Exhibit B        Hanna Letter

Exhibit C        Shareholders Agreement

Exhibit D        Registration Rights Agreements


                          COMPANY DISCLOSURE SCHEDULES


Section 4.02     Capitalization of Company and Subsidiaries

Section 4.04     Consents and Approvals; No Violations

Section 4.05     Absence of Certain Changes

Section 4.07     No Undisclosed Liabilities

Section 4.08     No Default

Section 4.09     Litigation

Section 4.11     Taxes

Section 4.12     ERISA

Section 4.13     Title to Property

Section 4.14     Intellectual Property

Section 4.15     Interested Party Transactions

Section 4.17     Products

Section 4.18     Change in Control

Section 4.20     Employment and Labor Matters

Section 4.21     Contracts

Section 4.22     Predominant Customers

Section 4.23     Change in Customers or Vendors

Section 6.01     Covenants of the Company and Intracel Parent


                       INTRACEL PARENT DISCLOSURE SCHEDULE

Section 2.04     List of Directors and Officers of Intracel Acquisition Sub, the Surviving
                 Corporation and Intracel

Section 5.02(a)  Capitalization

Section 5.02(b)  Subsidiaries of Intracel Parent

Section 5.04     Consents and Approvals; No Violations

Section 5.05     Financial Statements

Section 5.06     Absence of Certain Changes

Section 5.07     No Undisclosed Liabilities

Section 5.08     No Default

Section 5.09     Litigation

Section 5.11     Taxes

Section 5.12(a)  ERISA

Section 5.12(c)  Unfunded ERISA Benefit Obligations

Section 5.12(d)  Obligations for Retiree and Life Benefits

Section 5.13     Title to Property

Section 5.14(b)  Intracel Parent Intellectual Property and Jurisdictions

Section 5.14(c)  Non-Ordinary Intellectual Property Information

Section 5.14(d)  Breach of Intellectual Property Agreements

Section 5.14(e)  Intellectual Property Litigation

Section 5.14(f)  Intracel Parent Persons Who Have Executed Intellectual Property Protection
                 and Assignment Agreements

Section 5.14(g)  Undisclosed Uses of Confidential Information


Section 5.15     Interested Party Transactions

Section 5.17     Products

Section 5.19     Change in Control

Section 5.21     Employment and Labor Matters

Section 5.22     Contracts

Section 5.23     Predominant Customers

Section 5.24     Change in Customers or Vendors

Section 6.01     Covenants of the Company and Intracel Parent

                                       vii

                      AGREEMENT AND PLAN OF REORGANIZATION


     AGREEMENT AND PLAN OF REORGANIZATION, dated as of November 26, 1997, by and among PerImmune Holdings, Inc., a Delaware corporation (the "COMPANY"), Intracel Corporation, a Delaware corporation ("INTRACEL PARENT"), and Intracel Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Intracel Parent ("INTRACEL ACQUISITION SUB").

                                    RECITALS

     A. The Boards of Directors of Intracel Parent, the Company and Intracel Acquisition Sub believe it is in the best interests of their respective companies and the shareholders of their respective companies that the Company and Intracel Acquisition Sub combine into a single company through the statutory merger of Intracel Acquisition Sub with and into the Company (the "MERGER") and, in furtherance thereof, have approved the Merger.

     B. Pursuant to the Merger, among other things, the outstanding shares of the Company capital stock, shall be converted into shares of Intracel Parent capital stock, at the rate set forth herein.

     C. Intracel Parent and Intracel Acquisition Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

     D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE"), and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code.

     NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01 Definitions and Usage. (a) For purposes of this Agreement:

     "AFFILIATE" means, with respect to any person, any other person directly or indirectly controlling, controlled by, or under common control with such person.

     "ENVIRONMENTAL, HEALTH, AND SAFETY LAWS" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or waste.

     "FDA" means the United States Food and Drug Administration and any successor agency thereto.

     "KNOWLEDGE" of any person which is not an individual means the knowledge of such person's officers after reasonable inquiry.

     "MATERIAL ADVERSE EFFECT" means, when used in connection with Intracel Parent or the Company, any change, effect, event, occurrence or state of facts that has had, or would reasonably be expected to have, a material adverse effect on the business, operations, assets, liabilities, condition (financial or otherwise) or results of operations of Intracel Parent and its subsidiaries, taken as a whole, or the Company and its subsidiaries, taken as a whole as the case may be.

     "OFFICER" means, in the case of Intracel Parent or the Company, any executive officer of Intracel Parent or the Company, as applicable, within the meaning of Rule 3b-9 of the 1934 Act.

     "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor statute thereto.

     "SUBSIDIARY" means, with respect to any person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such persons.

     A reference in this Agreement to any statute shall be to such statute as amended from time to time, and to the rules and regulations promulgated thereunder.

(b) Each of the following terms is defined in the Sections set forth opposite such term:

  B-1 Conversion Ratio.............................          2.05(a)
  B-2 Conversion Ratio.............................          2.05(a)
  Certificates.....................................          3.01(b)
  Certificate of Merger............................          2.01
  Closing Date.....................................          2.01
  Common Conversion Ratio..........................          2.05(a)
  Company Balance Sheet............................          4.06
  Company Balance Sheet Date.......................          4.06
  Company Benefit Plans............................          4.12(a)
  Company Common Stock.............................          2.05(a)
  Company Disclosure Schedule......................          4.02(a)
  Company Dollar Threshold.........................          4.22
  Company Financial Reports........................          4.06
  Company Intellectual Property....................          4.14(a)
  Company Permits..................................          4.10
  Company Primary Opinion..........................          7.02(e)
  Company Product..................................          4.17(a)
  Company Series A Preferred.......................          2.05(a)
  Company Series B Preferred.......................          2.05(a)
  Company Shares...................................          2.05(a)
  Company Stock Option.............................          6.02(b)
  Company Stock Option Plan........................          3.02
  Effective Time ..................................          2.01
  ERISA ...........................................          4.12(a)
  ERISA Affiliate..................................          4.12(a)
  Exchange Agent...................................          3.01(a)
  GCL..............................................          2.01
  Governmental Entity..............................          4.04
  Incentive Stock Options..........................          6.02(a)
  Intracel Parent B-1 Preferred....................          2.05(a)
  Intracel Parent B-2 Preferred....................          2.05(a)
  Intracel Parent Balance Sheet....................          5.05
  Intracel Parent Balance Sheet Date                         5.05
  Intracel Parent Benefit Plans....................          5.12
  Intracel Parent Common Stock.....................          2.05(a)
  Intracel Parent Disclosure Schedule                        5.02(a)
  Intracel Parent Financial Reports................          5.05
  Intracel Parent Permits..........................          5.10
  Intracel Parent Product..........................          5.17(a)
  Intracel Parent Shares...........................          2.05(a)
  Intracel Parent Stock Plans......................          5.02(a)
  Intracel Primary Opinion.........................          7.03(e)


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

  IRS..............................................          4.12(a)
  Merger Consideration ............................          2.05(d)
  Surviving Corporation ...........................          2.01
  Taxes............................................          4.11
  Third Party Intellectual Property................          4.14(b)

                                   ARTICLE II

                                   THE MERGER

Section 2.01 The Merger. Upon the terms and subject to the conditions hereof, as promptly as practicable following the satisfaction or waiver of the conditions set forth in Article VII hereof, but in no event later than two business days thereafter, unless the parties shall otherwise agree, a certificate of merger (the "CERTIFICATE OF MERGER") providing for the Merger shall be duly prepared, executed and filed by the Company, as the surviving corporation (sometimes the "SURVIVING CORPORATION"), in accordance with the relevant provisions of the Delaware General Corporation Law (the "GCL") and the parties hereto shall take any other actions required by law to make the Merger effective.

        Following the Merger, the Company, with all its purposes, objects, rights, privileges, powers and franchises, shall continue, and Intracel Acquisition Sub shall cease to exist. The time the Merger becomes effective is referred to herein as the "EFFECTIVE TIME" and the date on which the Effective Time occurs is referred to as the "CLOSING DATE." Prior to the filing of the Certificate of Merger, a closing shall take place at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York City, New York 10104.

Section 2.02 Effects of the Merger. The Merger shall have the effects set forth in the GCL, this Agreement and the Certificate of Merger. As of the Effective Time, the Surviving Corporation shall be a wholly owned subsidiary of Intracel Parent.

Section 2.03 Certificate of Incorporation and Bylaws. The Certificate of Incorporation of the Surviving Corporation and Intracel Parent shall be amended and restated as set forth in Exhibit 2.03(a) and Exhibit 2.03(b), respectively. The Bylaws of the Surviving Corporation and Intracel Parent shall be amended and restated as set forth in Exhibit 2.03(c) and Exhibit 2.03(d), respectively.

Section 2.04 Directors and Officers. The directors and officers of Intracel Acquisition Sub immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation until their successors shall have been duly elected or appointed and shall have been qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. Such directors and officers, together with the officers of Intracel Parent immediately subsequent to the Effective Time, are set forth in Section 2.04 hereto.

Section 2.05 Conversion. At the Effective Time, by virtue of the Merger and without any action on the part of Intracel Parent, Intracel Acquisition Sub, the Company or the holder of any of the following securities:

   (a) Subject to Section 3.01(e), each issued and outstanding share of (i) common stock, par value $.01 per share, of the Company ("COMPANY COMMON STOCK") (other than shares to be cancelled in accordance with Section 2.05(b) hereof) shall be converted into the right to receive a number of fully paid and nonassessable shares of Intracel Parent common stock, par value $.0001 per share ("INTRACEL PARENT COMMON STOCK") equal to the Common Conversion Ratio (as hereinafter defined), (ii) Series preferred stock, par value $.01 per share, of the Company ("COMPANY SERIES A PREFERRED") (other than shares to be cancelled in accordance with Section 2.05(b) hereof) shall be converted into the right to receive a number of fully paid and nonassessable shares of Intracel Parent preferred stock, Class B-1, par value $.0001 per share ("INTRACEL PARENT B-1 PREFERRED") equal to the B-1 Conversion Ratio (as hereinafter defined); and (iii) Series B preferred stock, par value $.01 per share, of the Company ("COMPANY SERIES B PREFERRED" and, together with the Company Common Stock and Company Series A Preferred, the "COMPANY SHARES") (other than shares to be cancelled in accordance with Section 2.05(b) hereof) shall be converted into the right to receive a number of fully paid and nonassessable shares of Intracel Parent preferred stock, Class B-2, par value $.0001 per share ("INTRACEL PARENT B-2 PREFERRED" and, together with the Intracel Parent Common Stock and Intracel Parent B-1 Preferred, "INTRACEL PARENT SHARES") equal to the B-2 Conversion Ratio (as hereinafter defined). For purposes of the foregoing, the (i) "COMMON CONVERSION RATIO" shall mean an amount equal to the quotient of: (A) the total number of outstanding shares of Intracel Parent Common Stock on a fully diluted basis immediately prior to the Effective Time, divided by
        (B) the total number of outstanding shares of Company Common Stock on a fully diluted basis immediately prior to the Effective Time, (ii) "B-1 CONVERSION RATIO" shall mean 1 and (iii) "B-2 CONVERSION RATIO" shall mean 1. For the purposes of determining "fully diluted basis" pursuant to the immediately preceding sentence and Section 3.01(e), all shares of Intracel Parent Common Stock or Company Common Stock, as the case may be, issuable upon exercise of options or warrants, or upon conversion, exchange or exercise of other securities or other rights outstanding, and all payment in kind dividends for any series of capital stock which have not been paid but have accrued through the date, immediately prior to the Effective Time (regardless of whether then exercisable, convertible or exchangeable and including shares issuable upon exercise of outstanding options, notwithstanding that such options are being assumed or converted pursuant to Section 6.02(b) hereof) shall be deemed outstanding.

   (b) All Company Shares held in the treasury of the Company and all Company Shares held by Intracel Parent or any subsidiary of Intracel Parent shall be cancelled and retired and cease to exist.

   (c) Each issued and outstanding share of the capital stock of Intracel Acquisition Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

   (d) The consideration to be delivered in exchange for each security, as set forth in this Section 2.05, is hereafter referred to as the "MERGER CONSIDERATION."

Section 2.06 Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purposes of
Section 368 of the Code.


                                  ARTICLE III

                               EXCHANGE OF SHARES

Section 3.01 Exchange of Certificates.

   (a) At the Effective Time, Intracel Parent shall make available to Perkins, Coie, as the exchange agent (the "EXCHANGE AGENT"), certificates representing the aggregate number of Intracel Parent Shares issuable pursuant to Section 2.05 in exchange for Company Shares, and the Exchange Agent shall hold such certificates in trust for the benefit of the holders of Company Shares for exchange in accordance with this
        Article III.

   (b) Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented Company Shares (the "CERTIFICATES") a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Intracel Parent and the Company may reasonably specify) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Intracel Parent Shares and any dividends payable on such Intracel Parent Shares as provided in Section 3.01(c) and cash in lieu of fractional shares as provided in clause (e) of this Section 3.01, if applicable. Upon surrender of a Certificate to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the certificates representing whole Intracel Parent Shares and cash in lieu of fractional shares as provided in clause (e) of this Section 3.01, if applicable, which such holder has the right to receive pursuant to the provisions of this Agreement, and the Certificate so surrendered shall forthwith be cancelled. If a certificate representing Intracel Parent Shares is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition to the issuance that such Certificate be properly endorsed (or accompanied by an appropriate instrument of transfer) and accompanied by evidence that any applicable stock transfer taxes have been paid or provided for. Until surrendered as contemplated by this Section 3.01, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the consideration specified herein; provided that in the event any holder exercises his appraisal rights, if any, under Section 262 of the GCL and becomes entitled to receive the appraised value of his Company Shares instead of the Intracel Parent Shares into which such Company Shares shall have been converted, Intracel Parent shall pay such holder the appraised value of such Company Shares, together with any other sums which it may owe him as a result of the appraisal proceeding, upon his surrender to the Exchange Agent of the certificate or certificates which immediately prior to the Effective Time represented the shares so appraised, and the Exchange Agent shall not thereafter be required to deliver to such holder any Intracel Parent Shares.

     Any certificates representing Intracel Parent Shares which remain unclaimed by the holders of Certificates for twelve months after the Effective Time shall remain outstanding and shall be held by Intracel Parent, and any holders of Certificates who have not surrendered their Certificates in compliance with
Section 3.01 shall thereafter receive delivery (subject to abandoned property, escheat or other similar laws) of the Intracel Parent Shares issuable upon the conversion of their Certificates and any dividends payable on such Intracel Parent Shares, without any interest thereon only after delivering their Certificates and letters of transmittal to Intracel Parent, and otherwise complying with Section 3.01(b).

   (c) No dividends or other distributions declared or made after the Effective Time with respect to Intracel Parent Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Intracel Parent Shares represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 3.01(e) until the holder of record of such Certificate shall surrender such Certificate. Following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole Intracel Parent Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional Intracel Parent Share to which such holder is entitled pursuant to
        Section 3.01(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Intracel Parent Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Intracel Parent Shares.

   (d) Following the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Company Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article III.

   (e) No certificate or scrip representing fractional Intracel Parent Shares shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Intracel Parent. In lieu of any such fractional share, Intracel Parent shall pay to each former stockholder of the Company who otherwise would be entitled to receive a fractional Intracel Parent Share an amount in cash determined by multiplying (i) the quotient of $75,000,000 divided by the number of outstanding shares of Intracel Parent Common Stock on a fully diluted basis immediately prior to the Effective Time by (ii) the fraction of an Intracel Parent Share to which such holder would otherwise be entitled. As promptly as practicable after any determination of the amount of cash to be paid to holders of Company Shares in lieu of any fractional share interests, Exchange Agent shall pay such amounts to such holders of Company Shares in accordance with the terms of this Article III.

   (f) The Intracel Parent Shares to be issued pursuant to this Section 3.01 shall not have been registered and shall be characterized as "restricted securities" under the federal securities laws, and under such laws such shares may be resold without registration under the Securities Act, only in certain limited circumstances. Each certificate evidencing Intracel Parent Shares to be issued pursuant to this Section 3.01 shall bear the following legend:

                "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT. SUCH SHARES MAY NOT BE RESOLD, REOFFERED, TRANSFERRED, PLEDGED HYPOTHECATED, CONVEYED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SAID ACT.

   (g) Notwithstanding anything to the contrary in this Section 3.01, none of the Exchange Agent, the Company or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

   (h) If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Intracel Acquisition Sub, the officers and directors of the Company and Intracel Acquisition Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

Section 3.02 Stock Options. At the Effective Time, the PerImmune Amended and Restated 1996 Stock Option Plan (the "COMPANY STOCK OPTION PLAN") and each option to purchase shares of Company Common Stock outstanding under the Company Stock Option Plan, whether or not exercisable, and whether or not vested, shall be assumed by Intracel Parent in accordance with Section 6.02 (b), and, prior to the Effective Time, Intracel Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Intracel Parent Common Stock for delivery upon exercise of such options so assumed by it.

Section 3.03 Dissenting Shares. If any holder of Company Shares shall be entitled to be paid the "fair value" of his Company Shares, as provided in
Section 262 of the GCL, the Company shall give Intracel Parent notice thereof and Intracel Parent shall have the right to participate in all negotiations and proceedings with respect to any such demands. The Company shall not, except with the prior written consent of Intracel Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment.

Section 3.04 Adjustments. If, between the date of this Agreement and the Effective Time, the Intracel Parent Shares or Company Shares shall have been exchanged into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within such period, the amount of Intracel Parent Shares into which the Company Shares will be converted in the Merger shall be correspondingly adjusted.

Section 3.05 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting of such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to be paid in respect of the shares of Company Shares represented by such Certificates as contemplated by this Article.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Intracel Parent and Intracel Acquisition Sub as follows:

Section 4.01 Organization. Each of the Company and PerImmune, Inc. (the "Subsidiary") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Subsidiary is the only subsidiary of the Company. The Company and the Subsidiary are duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on the Company and the Subsidiary, taken as a whole. The Company has heretofore delivered to Intracel Parent accurate and complete copies of the Certificate of Incorporation and Bylaws, as currently in effect, of the Company and the Subsidiary.

Section 4.02 Capitalization. (a) The authorized capital stock of the Company consists of 3,000 shares of Company Common Stock, 100 shares of Company Series A Preferred, 20 shares of Company Series B Preferred and 880 Company Shares which are preferred stock without designation, of which, as of the date hereof, 594.5 shares of Company Common Stock, 100 shares of Company Series A Preferred and 20 shares of Company Series B Preferred were issued and outstanding. All the issued and outstanding Company Shares are validly issued, fully paid and nonassessable and free of preemptive rights. As of the date hereof, 257 shares of Company Common Stock were issuable upon exercise of options pursuant to the Company Stock Option Plan. Section 4.02 of the disclosure schedule attached hereto relating to the Company (the "COMPANY DISCLOSURE SCHEDULE") sets forth each other subscription, option, warrant, call, right, convertible security or other agreement or commitment of any character obligating the Company to issue, transfer or sell any security and, as to each such security, agreement or commitment, the average conversion or exercise price thereof, a range of the conversion or exercise prices and the effects of the Merger and the other transactions contemplated hereby on such security, agreement or commitment, including pursuant to the antidilution provisions thereof. The Company owns 100% of the issued and outstanding capital stock of PerImmune, Inc.

     Except as set forth above or in Section 4.02 of the Company Disclosure Schedule, or as contemplated hereby, there are not now, and at the Effective Time there will not be, any shares of capital stock (or securities substantially equivalent to capital stock) of the Company issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating the Company to issue, transfer or sell any of its securities.

               (b) Section 4.02 of the Company Disclosure Schedule sets forth the name, jurisdiction of incorporation and capitalization of each subsidiary of the Company. Except as disclosed in Section 4.02 of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any business. All of the outstanding shares of capital stock of the Subsidiary have been validly issued and are fully paid and nonassessable and, except as set forth in Section 4.02 of the Company Disclosure Schedule, are owned by either the Company or the Subsidiary free and clear of all liens, charges, claims or encumbrances. Except as set forth in Section 4.02 of the Company Disclosure Schedule, there are not now, and at the Effective Time there will not be, any outstanding subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Subsidiary, or otherwise obligating the Company or any such subsidiary to issue, transfer or sell any such securities. Except as set forth in Section 4.02 of the Company Disclosure Schedule, there are not now, and at the Effective Time there will not be, any voting trusts or other agreements or understandings to which the Company or the Subsidiary is a party or is bound with respect to the voting of the capital stock of the Company or the Subsidiary. Except as set forth above or in Section 4.02 of the Company Disclosure Schedule, there are no persons or entities (other than the Subsidiary) in which the Company or the Subsidiary has any voting rights or equity interests.

Section 4.03 Authority Relative to This Agreement. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval of the Merger and adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock, a majority of the outstanding shares of Series A Preferred and a majority of the outstanding shares of Series B Preferred). This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject as to enforcement to bankruptcy, reorganization, moratorium, insolvency or other laws of general applicability relating to or affecting creditors rights and to general equity principles.

Section 4.04 Consents and Approvals; No Violations. Except for applicable requirements of the Securities Act, applicable state securities laws and the filing and recordation of a Certificate of Merger, as required by the GCL and such other filings, permits, authorizations, consents or approvals which if not obtained or made would not individually or in the aggregate have a Material Adverse Effect on the Company, no filing with, and no permit, authorization, consent or approval of, any public body or authority, including courts of competent jurisdiction, domestic or foreign ("GOVERNMENTAL ENTITY"), is necessary for the consummation by the Company of the transactions contemplated by this Agreement. Except as set forth in Section 4.04 of the Company Disclosure Schedule, neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of the Company or the Subsidiary, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which the Company or the Subsidiary is a party or by which any of them or any of their properties or assets may be bound or (iii) violate any material order, writ, injunction, decree, statute, treaty, rule or regulation applicable to the Company, the Subsidiary or any of their properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which are not in the aggregate material to the business, operations or financial condition of the Company and the Subsidiary taken as a whole and which will not prevent or delay the consummation of the transactions contemplated hereby.

Section 4.05 Absence of Certain Changes. Except as set forth in Section 4.05 of the Company Disclosure Schedule, in the Company Financial Reports (as defined below) or the Company Balance Sheet, and except as contemplated by this Agreement, since September 30, 1997, neither the Company nor the Subsidiary has taken any of the actions set forth in Sections 6.01(b) to (h), suffered any adverse changes in its business, operations or financial condition which are material to the Company and the Subsidiary taken as a whole (other than changes generally affecting the industries in which the Company operates, including changes due to actual or proposed changes in law or regulation, or changes relating to the transactions contemplated by this Agreement, including the change in control contemplated hereby) or entered into any transaction, or conducted its business or operations, other than in the ordinary and usual course of business and consistent with past practice and other than in connection with the Company's exploration of alternatives leading to the execution of this Agreement.

Section 4.06 Financial Statements. The Company's audited consolidated financial statements dated December 31, 1996 ("COMPANY FINANCIAL REPORTS") and unaudited consolidated interim financial statements dated September 30, 1997 fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and the Subsidiary as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). For purposes of this Agreement, "COMPANY BALANCE SHEET" means the consolidated balance sheet of the Company as of September 30, 1997 and "COMPANY BALANCE SHEET DATE" means September 30, 1997.

Section 4.07 No Undisclosed Liabilities. Except as and to the extent set forth in the audited Company Financial Reports, the Company Balance Sheet or Section
4.07 of the Company Disclosure Schedule, neither the Company nor the Subsidiary had on the date of such Company Financial Report or on the Company Balance Sheet Date any material liabilities required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company and the Subsidiary. Except as set forth on Section 4.07 of the Company Disclosure Schedule, since the Company Balance Sheet Date, neither the Company nor the Subsidiary has incurred any liabilities material to the business, operations or financial condition of the Company and the Subsidiary taken as a whole, except liabilities incurred in the ordinary and usual course of business and consistent with past practice and liabilities incurred in connection with this Agreement.

Section 4.08 No Default. Except as set forth in Section 4.08 of the Company Disclosure Schedule, neither the Company nor the Subsidiary is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or its Bylaws, (ii) any material note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which the Company or the Subsidiary is a party or by which they or any of their properties or assets may be bound or (iii) to the knowledge of the Company, any material order, writ, injunction, decree, statute, rule or regulation applicable to the Company or the Subsidiary, which defaults or violations would, in the aggregate, have a Material Adverse Effect on the business, operations or financial condition of the Company and the Subsidiary taken as a whole or which would prevent or delay the consummation of the transactions contemplated hereby.

Section 4.09 Litigation. Except as disclosed in Section 4.09 of the Company Disclosure Schedule, there is no action, suit, proceeding or, to the best knowledge of the Company, review or investigation pending or, to the best knowledge of the Company, threatened involving the Company or the Subsidiary, at law or in equity, or before any Governmental Entity which are reasonably likely to have a Material Adverse Effect on the Company or the Subsidiary.

Section 4.10 Compliance with Applicable Law. The Company and the Subsidiary hold all material permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "COMPANY PERMITS"), except for failures to hold such Company Permits which would not have a Material

Adverse Effect on the Company. The Company and the Subsidiary are in compliance with the terms of the Company Permits, except where the failure to so comply would not have a Material Adverse Effect on the Company. The businesses of the Company and the Subsidiary are not being conducted in violation of any applicable law, ordinance, rule, regulation, decree or order of any Governmental Entity, except for violations which do not and would not have a Material Adverse Effect on the Company.

Section 4.11 Taxes. Except as set forth in Section 4.11 of the Company Disclosure Schedule, the Company and the Subsidiary have duly filed all federal, state, local and foreign tax returns required to be filed by it, and the Company and the Subsidiary have duly paid, caused to be paid or made adequate provision for the payment of all Taxes (as hereinafter defined) shown to be due in respect of the periods covered by such tax returns and has made adequate provision for payment of all Taxes anticipated to be payable in respect of all calendar periods since the periods covered by such returns. All deficiencies and assessments asserted as a result of any examinations or other audits known to the Company by federal, state, local or foreign taxing authorities have been paid, fully settled or adequately provided for in the Company Financial Reports, and no issue or claim has been asserted for Taxes by any taxing authority for any prior period, the adverse determination of which would result in a deficiency which would have a Material Adverse Effect on the Company, other than those heretofore paid or provided for. Except as set forth in Section 4.11 of the Company Disclosure Schedule, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal or foreign income tax return of the Company or the Subsidiary. For purposes of this
Section 4.11 and Section 5.11 below, "TAXES" shall mean all taxes, assessments and governmental charges imposed by any federal, state, county, local or foreign government, taxing authority, subdivision or agency thereof, including interest, penalties or additions thereto.

Section 4.12 ERISA. (a) With respect to each employee benefit plan (including, without limitations, any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan, arrangement or understanding and any employment or change in control agreements (all the foregoing being herein called the "COMPANY BENEFIT PLANS"), maintained or contributed to by the Company or the Subsidiary as of the date hereof, the Company has made available to Intracel Parent a true and correct copy of, where applicable, (i) the most recent annual report (Form
5500) filed with the Internal Revenue Service (the "IRS"), (ii) such Company Benefit Plans, (iii) each trust agreement and group annuity contract, if any, relating to such Company Benefit Plan and (iv) the most recent actuarial report or valuation relating to a Company Benefit Plan subject to Title IV of ERISA. All Company Benefit Plans are set forth on Section 4.12 of the Company Disclosure Schedule. None of the Company Benefit Plans are multiemployer plans within the meaning of Section 3(37) of ERISA or have been at any time since September 26, 1980. Each of the Plans covered by ERISA (a) has been operated in all material respects in accordance with ERISA, (b) has met the minimum funding standards of Section 412 of the Code and (c) which is intended to be qualified under Section 401(a) of the Code, has received or applied for, a favorable determination letter from the IRS, and the

Company is not aware of any circumstances likely to result in revocation of such determination letter. No notice of "reportable event" (within the meaning of Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived, has been required to be filed for any Plan or by the "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, of any entity which is considered one employer with the Company under Section 4001 of ERISA or
Section 414 of the Code (an "ERISA AFFILIATE") as of the date hereof within the 12-month period ending on the date hereof or will be required to be filed in connection with the transaction contemplated by this Agreement. Neither the Company nor any subsidiary has engaged in a transaction with respect to any Company Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject the Company or the Subsidiary to a material tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

               (b) With respect to the Company Benefit Plans, no event has occurred, and to the knowledge of the Company or the Subsidiary there exists no condition or set of circumstances which in the aggregate are reasonably likely to occur in connection with which the Company or the Subsidiary would be subject to any liability that would have a Material Adverse Effect on the Company (except liability for benefits claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable law.

               (c) Except as set forth in Section 4.12 of the Company Disclosure Schedule, with respect to the Company Benefit Plans, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of the Company or the Subsidiary, which obligations are reasonably likely to have a Material Adverse Effect on the Company.

               (d) Neither the Company or the Subsidiary has any obligation for retiree health and life benefits under any Company Benefit Plan, except as set forth on Section 4.12 of the Company Disclosure Schedule.

Section 4.13 Title to Property. Except as set forth in Section 4.13 of the Company Disclosure Schedule, the Company and the Subsidiary have good and marketable title to all of their respective properties, interests in properties and assets, real and personal, reflected in the Company Balance Sheet or acquired after the Company Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Company Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affect thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt which is reflected on the Company Balance Sheet. The plants, property and equipment of the Company and the Subsidiary that are used in the operations of their businesses are in all material respects in good operating condition and repair, subject to normal wear and tear. All properties used in the operations of the Company and the Subsidiary are reflected in the Company Balance Sheet to the extent generally accepted accounting principles require the same to be reflected. Section 4.13 of the Company Disclosure Schedule identifies each material parcel of real property owned or leased by the Company or the Subsidiary.

Section 4.14   Intellectual Property.

   (a) To the Company's knowledge, the Company and the Subsidiary own, or are licensed or otherwise possess legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material ("COMPANY INTELLECTUAL PROPERTY") that are used in the business of the Company and the Subsidiary as currently conducted, except to the extent that the failure to have such rights have not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

   (b) Section 4.14 of the Company Disclosure Schedule lists (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks, included in the Company Intellectual Property, including the jurisdictions in which each such Company Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which any person is authorized to use any Company Intellectual Property, and (iii) all licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any third party patents, trademarks or copyrights, including software ("THIRD PARTY INTELLECTUAL PROPERTY") which are incorporated in, are, or form a part of any Company product.

   (c) To the Company's knowledge, there is no unauthorized use, disclosure, infringement or misappropriation of any Company Intellectual Property rights, any trade secret material to the Company or of the Subsidiary, by any third party, including any employee or former employee of the Company or any of its subsidiaries. To the Company's knowledge, there is no unauthorized use, disclosure, infringement or misappropriation by the Company or the Subsidiary of any Third Party Intellectual Property right to the extent licensed by or through the Company or the Subsidiary. Except as set forth in Section 4.14(c) of the Company Disclosure Schedule, neither the Company nor the Subsidiary has entered into any agreement to indemnify any other person against any charge of infringement of any Third Party Intellectual Property, other than indemnification provisions contained in sales agreements arising in the ordinary course of business. Except as set forth in Section 4.14 of the Company Disclosure Schedule, there are no royalties, fees or other payments payable by the Company to any Person by reason of the ownership, use, sale or disposition of Third Party Intellectual Property.

   (d) Except as set forth in Section 4.14 of the Company Disclosure Schedule, neither the Company nor the Subsidiary is nor will any of such party be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Third Party Intellectual Property or Third Party Intellectual Property rights, the breach of which would have a Material Adverse Effect on the Company.

   (e) To the Company's knowledge, all patents, registered trademarks, service marks and copyrights held by the Company or the Subsidiary are valid and subsisting. Except as set forth in Section 4.14 of the Company Disclosure Schedule, neither the Company nor the Subsidiary (i) has been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other propriety right of any third party; (ii) has knowledge that the manufacturing, marketing, licensing or sale of its products infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party; and (iii) has brought any action, suit or proceeding for infringement of Company or Third Party Intellectual Property or breach of any license or agreement involving Company or Third Party Intellectual Property against any third party.

   (f) Section 4.14 of the Company Disclosure Schedule sets forth a list of all officers, employees and consultants of the Company or the Subsidiary who have executed and delivered to the Company an agreement regarding the protection of proprietary information and the assignment to the Company of all Company Intellectual Property arising from services performed for the Company by such persons.

   (g) Except as set forth in Section 4.14 of the Company Disclosure Schedule, all use, disclosure or appropriation by the Company or the Subsidiary of the Company or Third Party Intellectual Property not otherwise protected by patents, patent applications or copyright (such information as it relates to either the Company or Intracel Parent, "Confidential Information"), has been pursuant to the terms of a written agreement between the Company and such third party or is otherwise lawful. Except as set forth in Section 4.14 of the Company Disclosure Schedule, all use, disclosure or appropriation by the Company or the Subsidiary of Confidential Information not owned by the Company has been pursuant to the terms of a written agreement between the Company and the owner of such Confidential Information, or is otherwise lawful.

Section 4.15  Interested Party Transactions.  Except as set forth in
Section 4.15 of the Company Disclosure Schedule, neither the Company nor the Subsidiary is indebted to any director, officer, employee or agent of the Company or any of its subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to the Company or the Subsidiary.

Section 4.16 Insurance. The Company and the Subsidiary have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of the Company and the Subsidiary. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company and the Subsidiary are otherwise in compliance with the terms of such policies and bonds. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

Section 4.17   Products.

   (a) Except as set forth in Section 4.17 of the Company Disclosure Schedule, there are no statements, citations, warning letters, FDA Forms 483, or decisions by any governmental or regulatory body that any product produced, manufactured, marketed or distributed at any time by the Company or the Subsidiary ("COMPANY PRODUCT") is defective or fails to meet any applicable standards promulgated by any such governmental or regulatory body. There have been no recalls ordered by any such governmental or regulatory body with respect to any Company Product. To the knowledge of the Company, there is (i) no fact relating to any Company Product that may give rise to a recall of any Company Product or a duty to warn of a defect in any Company Product and (ii) no latent or overt design, manufacturing or other defect in any Company Product.

   (b) All Company Products used, marketed or distributed by the Company or the Subsidiary in clinical investigations are subject to all applicable licenses, registrations, approvals, clearances, and authorizations required by local, state and federal agencies, foreign or domestic, regulating the safety, effectiveness, and market clearance of medical devices, which licenses, registrations, approval, clearances and authorizations are held by the Company or the Subsidiary and were obtained by the Company or the Subsidiary on or before the date when same were required. Those licenses, registrations, approvals, clearances, and authorizations will not be affected or impaired by the Merger.

   (c) The Company or the Subsidiary is in full possession of all supportive materials and data substantiating representations made to the FDA in its material filings therewith, including any and all testing data in the possession or under the control of the Company or the Subsidiary, whether or not submitted to the FDA. The Company Products perform in compliance with the representations and performance specifications as contained in said filings.

   (d) There is no proceedings by the FDA or any other governmental agency, including but not limited to a grand jury investigation, a 405 hearing, a civil penalty proceeding brought at any time in the past relating to the safety or efficacy of Company Products and, to the Company's knowledge, there is no basis for such a proceeding.

Section 4.18 Change in Control. Except as set forth in Section 4.18 of the Company Disclosure Schedule, neither the Company nor the Subsidiary is a party to any contract, agreement or understanding which contains a "change in control" provision or "potential change in control" provision.

Section 4.19  Environmental, Health, and Safety.

   (a) The Company and the Subsidiary (A) have complied with all applicable Environmental, Health, and Safety Laws governing the Company or the Subsidiary in all material respects (and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any such failure to comply), (B) have obtained and been in substantial compliance with all of the terms and conditions of all material permits, licenses, and other authorizations which are required under all applicable Environmental, Health, and Safety Laws governing the Company or the Subsidiary, and (C) have complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in the Environmental, Health, and Safety Laws governing the Company or the Subsidiary.

   (b) To the knowledge of the Company, the Company and the Subsidiary have no material liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), there is no fact or circumstance that with the passage of time, or occurrence of other reasonably foreseeable events would give rise to any material liability, and the Company and the Subsidiary have not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could give rise to any material liability, for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law governing the Company or the Subsidiary.

Section 4.20 Employment and Labor Matters. Section 4.20 of the Company Disclosure Schedule contains a true, complete and accurate list of the names, titles, annual compensation (including all bonuses and similar payments made with respect to each such individual for the current and preceding fiscal years) of all directors, officers and employees of the Company and the Subsidiary who have an annual aggregate remuneration of $80,000 or more. The Company and the Subsidiary have and currently are conducting their respective business in full compliance with all laws relating to employment and employment practices, terms and conditions of employment, wages and hours, affirmative action, and nondiscrimination in employment. Except as disclosed in Section 4.20 of the Company Disclosure Schedule, to the Company's knowledge, the relationships of the Company and the Subsidiary with their respective employees are good; to the Company's knowledge, there is, and during the past five years there has been, no labor strike, dispute, slow-down, work stoppage or other labor difficulty actually pending or threatened against or involving the Company or the Subsidiary and to the Company's knowledge no attempt is currently being made or during the past three years has been made to organize any employees of the Company or the Subsidiary to form or enter a labor union or similar organization. Section 4.20 of the Company Disclosure Schedule contains a list of all grievances by employees during the past three years which have resulted in a significant change in work practices or contract interpretation or terms or resulted in arbitration.

Section 4.21 Contracts. Section 4.21 of the Company Disclosure Schedule lists all the material contracts and arrangements to which the Company or the Subsidiary is a party or by which it is bound, or to which any of its assets or properties is subject. The Company has delivered to Intracel Parent true and complete copies of each document listed in Section 4.21 of the Company Disclosure Schedule, and a written description of each oral arrangement so listed. Except as disclosed in Section 4.21 of the Company Disclosure Schedule, all such contracts and arrangements are in full force and effect, and neither the Company nor the Subsidiary is in default under any of them, nor, to the knowledge of the Company, is any other party to any such contract or arrangement in default thereunder.

Section 4.22 Predominant Customers. Except as set forth on Section 4.22 of the Company Disclosure Schedule, no single customer of the Company or the Subsidiary accounts or accounted for over five percent (5%) of the total consolidated revenues of the Company and the Subsidiary (the "COMPANY DOLLAR THRESHOLD") during the twelve month period immediately preceding the date of this Agreement.

Section 4.23  Change in Customers or Vendors. Except as set forth on
Section 4.23 of the Company Disclosure Schedule, no customer or vendor whose annual volume of purchases or sales during the Company fiscal year ended December 31, 1996 exceeded the Company Dollar Threshold, has indicated to the Company or the Subsidiary or to any of the Company or the Subsidiary's officers or directors that it intends to cease doing business with the Company or the Subsidiary or materially alter the amount or pricing of the business done with the Company or the Subsidiary. To the knowledge of the Company, the relationship of such customers and vendors will not be materially adversely affected by the consummation of the transactions contemplated by this Agreement.

Section 4.24 Notes and Accounts Receivable. All notes and accounts receivable of the Company and the Subsidiary are reflected properly on the Company Financial Reports and Company Balance Sheet, are valid receivables which arose in the ordinary course of business from bona fide transactions, subject to no set-offs or counterclaims, subject only to the reserve for bad debts set forth on the face of the Company Financial Reports and Company Balance Sheet.

Section 4.25 Questionable Payments. None of the Company or the Subsidiary nor any of their respective directors, officers or other employees has: (i) made any payments or provided services or other favors in the United States of America or in any foreign country in order to obtain preferential treatment or consideration by any Governmental Entity with respect to any aspect of the business of the Company or the Subsidiary; or (ii) made any political contributions which would not be lawful under the laws of the United States (including the Foreign Corrupt Practices Act) or the foreign country in which such payments were made. None of the Company or the Subsidiary or any of their respective directors, officers or other employees nor, to the Company's knowledge, any customer or supplier of the Company or the Subsidiary, has been subject to any inquiry or investigation by any Governmental Entity in connection with payments or benefits or other favors to or for the benefit of any governmental or armed services official, agent, representative or employee with respect to any aspect of the business of the Company or the Subsidiary or with respect to any political contribution.


                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES OF
                  INTRACEL PARENT AND INTRACEL ACQUISITION SUB

     Intracel Parent and Intracel Acquisition Sub represent and warrant to the Company as follows:

Section 5.01 Organization. Intracel Parent and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Intracel Parent and each of its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on Intracel Parent and its subsidiaries, taken as a whole. Intracel Parent has heretofore delivered to the Company accurate and complete copies of the charter and bylaws, as currently in effect, of Intracel Parent and each of its subsidiaries.

Section 5.02 Capitalization. (a) The authorized capital stock of Intracel Parent consists of (i) 3,000,000 shares of Preferred Stock, $.01 par value per share, of which 730,000 shares have been designated Series A Preferred, 850,000 shares have been designated Series A-1 Preferred, 155,000 shares have been designated Series A-2 Preferred and 200,000 shares have been designated Series A-3 Preferred and (ii) 5,000,000 shares of Intracel Parent Common Stock. As of the date hereof, 2,475,668 shares of Intracel Parent Common Stock were issued and outstanding, 591,786 shares of Series A Preferred were issued and outstanding, 638,392 shares of Series A-1 Preferred were issued and outstanding, 42,624 shares of Series A-2 Preferred were issued and outstanding and 145,023 shares of Series A-3 Preferred were issued and outstanding. All of the foregoing shares of capital stock of Intracel Parent are validly issued, fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. 400,000 shares of Intracel Parent Common Stock have been reserved for issuance in the event options granted pursuant to the 1989 and 1990-91 Stock Option Plans of Intracel Parent ("INTRACEL PARENT STOCK PLANS") are exercised. As of the date hereof, 355,517 shares of Intracel Parent Common Stock were issuable upon exercise of options pursuant to the Intracel Parent Stock Plans. Section 5.02(a) of the disclosure schedule attached hereto relating to Intracel Parent (the "INTRACEL PARENT DISCLOSURE SCHEDULE") sets forth each other subscription, option, warrant, call, right, convertible security or other agreement or commitment of any character obligating Intracel Parent to issue, transfer or sell any security, and, as to each such security, agreement or commitment, the average conversion or exercise price thereof, a range of the conversion or exercise prices and the effects of the Merger and the other transactions contemplated hereby on such security, agreement or commitment, including pursuant to antidilution provisions thereof.

All shares of Intracel Parent Shares which are to be issued pursuant to the Merger or the other transactions contemplated hereby, will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights in respect thereto. Except as set forth above or in Section 5.02(a) of the Intracel Parent Disclosure Schedule or as contemplated hereby, there are not now, and at the Effective Time there will not be, any shares of capital stock (or securities substantially equivalent to capital stock) of Intracel Parent issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating Intracel Parent to issue, transfer or sell any of its securities.

               (b) Section 5.02(b) of the Intracel Parent Disclosure Schedule sets forth the name, jurisdiction of incorporation and capitalization of each subsidiary of Intracel Parent. Except as disclosed in Section 5.02(b) of the Intracel Parent Disclosure Schedule, Intracel Parent does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any business. All of the outstanding shares of capital stock of each of Intracel Parent's subsidiaries have been validly issued and are fully paid and nonassessable and, except as set forth in Section 5.02(b) of the Intracel Parent Disclosure Schedule, are owned either by Intracel Parent or another of its subsidiaries free and clear of all liens, charges, claims or encumbrances. Except as set forth in Section 5.02(b) of the Intracel Parent Disclosure Schedule, there are not now, and at the Effective Time there will not be, any outstanding subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any of Intracel Parent's subsidiaries, or otherwise obligating Intracel Parent or any such subsidiary to issue, transfer or sell any such securities. Except as set forth in Section 5.02(b) of the Intracel Parent Disclosure Schedule, there are not now, and at the Effective Time there will not be, any voting trusts or other agreements or understandings to which Intracel Parent or any of its subsidiaries is a party or is bound with respect to the voting of the capital stock of Intracel Parent or any of Intracel Parent's subsidiaries. Except as set forth above or in Section 5.02(b) of the Intracel Parent Disclosure Schedule, there are no persons or entities (other than subsidiaries of Intracel Parent) in which Intracel Parent or any of its subsidiaries has any voting rights or equity interests.

Section 5.03 Authority Relative to this Agreement. Each of Intracel Parent and Intracel Acquisition Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Intracel Parent and Intracel Acquisition Sub and by Intracel Parent as the sole stockholder of Intracel Acquisition Sub and no other corporate proceedings on the part of Intracel Parent or Intracel Acquisition Sub are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the affirmative vote of a majority of each of the Intracel Parent Common Stock, Series A Stock, Series A-1 Stock, Series A-2 Stock and Series A-3 Stock entitled to vote on the amendment to the Certificate of Incorporation of Intracel Parent contemplated by this Agreement). This Agreement has been duly and validly executed and delivered by each of Intracel Parent and

Intracel Acquisition Sub and constitutes a valid and binding agreement of each of Intracel Parent and Intracel Acquisition Sub, enforceable against each of Intracel Parent and Intracel Acquisition Sub in accordance with its terms, subject as to enforcement to bankruptcy, reorganization, moratorium, insolvency or other laws of general applicability relating to or affecting creditors rights and to general equity principles.

Section 5.04 Consents and Approvals; No Violations. Except for applicable requirements of the Securities Act, state securities laws and the filing and recordation of a Certificate of Merger, as required by the GCL, and such other filings, permits, authorizations, consents or approvals which if not obtained or made would not individually or in the aggregate have a Material Adverse Effect on Intracel Parent, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity, is necessary for the consummation by Intracel Parent or Intracel Acquisition Sub of the transactions contemplated by this Agreement. Except as set forth in Section 5.04 of the Intracel Parent Disclosure Schedule, neither the execution and delivery of this Agreement by Intracel Parent or Intracel Acquisition Sub nor the consummation by Intracel Parent or Intracel Acquisition Sub of the transactions contemplated hereby nor compliance by Intracel Parent or Intracel Acquisition Sub with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the charter or bylaws of Intracel Parent or any of its subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Intracel Parent or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (iii) violate any material order, writ, injunction, decree, statute, treaty, rule or regulation applicable to Intracel Parent, any of its subsidiaries or any of their properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which are not in the aggregate material to the business, operations or financial condition of Intracel Parent and its subsidiaries taken as a whole and which will not prevent or delay the consummation of the transactions contemplated hereby.

Section 5.05 Financial Statements. Intracel Parent's unaudited consolidated financial statements dated December 31, 1996 ("INTRACEL PARENT FINANCIAL REPORTS") attached to Section 5.05 of the Intracel Parent Disclosure Schedule and unaudited consolidated interim financial statements dated June 30, 1997 fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Intracel Parent and its subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). For purposes of this Agreement, "INTRACEL PARENT BALANCE SHEET" means the consolidated balance sheet of the Company as of June 30, 1997 and "INTRACEL PARENT BALANCE SHEET DATE" means June 30, 1997.

Section 5.06 Absence of Certain Changes. Except as set forth in the Intracel Parent Financial Reports, including the Intracel Parent Balance Sheet, or
Section 5.06 of the Intracel Parent Disclosure Schedule, and except as contemplated by this Agreement, since June 30, 1997 neither Intracel Parent nor any of its subsidiaries has taken any of the actions set forth in Sections 6.01(a)
to (h), suffered any adverse changes in its business, operations or financial condition which are material to Intracel Parent and its subsidiaries taken as a whole (other than changes generally affecting the industries in which Intracel Parent operates, including changes due to actual or proposed changes in law or regulation) or entered into any transaction, or conducted its business or operations, other than in the ordinary and usual course of business and consistent with past practice.

Section 5.07 No Undisclosed Liabilities. Except as and to the extent set forth in the Intracel Parent Financial Reports, the Intracel Parent Balance Sheet or
Section 5.07 of the Intracel Parent Disclosure Schedule, neither Intracel Parent nor any of its subsidiaries had on the date of such Intracel Parent Financial Report or on the Intracel Parent Balance Sheet Date any material liabilities required by generally accepted accounting principles to be reflected on a consolidated balance sheet of Intracel Parent and its subsidiaries. Except as and to the extent set forth in Section 5.07 of the Intracel Parent Disclosure Schedule, since June 30, 1997 neither Intracel Parent nor any of its subsidiaries has incurred any liabilities material to the business, operations or financial condition of Intracel Parent and its subsidiaries taken as a whole, except liabilities incurred in the ordinary and usual course of business and consistent with past practice and liabilities incurred in connection with this Agreement.

Section 5.08 No Default. Except as set forth in Section 5.08 of the Intracel Parent Disclosure Schedule, neither Intracel Parent nor any of its subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its charter or its bylaws, (ii) any material note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Intracel Parent or any of its subsidiaries is a party or by which they or any of their properties or assets may be bound or (iii) to the knowledge of Intracel Parent, any material order, writ, injunction, decree, statute, rule or regulation applicable to Intracel Parent or any of its subsidiaries, which defaults or violations would have a Material Adverse Effect on Intracel Parent or which would prevent or delay the consummation of the transactions contemplated hereby.

Section 5.09 Litigation. Except as disclosed in Section 5.09 of the Intracel Parent Disclosure Schedule, there is no action, suit, proceeding or, to the best knowledge of Intracel Parent, review or investigation pending or, to the best knowledge of Intracel Parent, threatened involving Intracel Parent or any of its subsidiaries, at law or in equity, or before any Governmental Entity which are reasonably likely to have a Material Adverse Effect on Intracel Parent.

Section 5.10 Compliance with Applicable Law. Intracel Parent and its subsidiaries hold all material permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective business (the "INTRACEL PARENT PERMITS"), except for failures to hold such Intracel Parent Permits which would not have a Material Adverse Effect on the Intracel Parent. Intracel Parent and its subsidiaries are in compliance with the terms of the Intracel Parent Permits, except where the failure so to comply would not have a Material Adverse Effect on the Intracel Parent. The businesses of Intracel Parent and its subsidiaries are not being conducted in violation of any applicable law, ordinance, rule, regulation, decree or order of any Governmental Entity, except for violations which or in the aggregate do not and would not have a Material Adverse Effect on Intracel Parent.

Section 5.11 Taxes. Except as set forth in Section 5.11 of the Intracel Parent Disclosure Schedule, Intracel Parent and each of its subsidiaries has duly filed all federal, state, local and foreign tax returns required to be filed by it, and Intracel Parent and each of its subsidiaries has duly paid, caused to be paid or made adequate provision for the payment of all Taxes shown to be due in respect of the periods covered by such tax returns and has made adequate provision for payment of all Taxes anticipated to be payable in respect of all calendar periods since the periods covered by such returns. All deficiencies and assessments asserted as a result of any examinations or other audits, known to Intracel Parent, by federal, state, local or foreign taxing authorities have been paid, fully settled or adequately provided for in the Intracel Parent Financial Reports, and no issue or claim has been asserted for Taxes by any taxing authority for any prior period, the adverse determination of which would result in a deficiency which would have a Material Adverse Effect on Intracel Parent, other than those heretofore paid or provided for. Except as set forth in
Section 5.11 of the Intracel Parent Disclosure Schedule, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal or foreign income tax return of Intracel Parent or its subsidiaries.

Section 5.12 ERISA. (a) With respect to each employee benefit plan (including, without limitations, any "employee benefit plan," as defined in Section 3(3) of ERISA), and any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan, arrangement or understanding and any employment or change in control agreements (all the foregoing being herein called the "INTRACEL PARENT BENEFIT PLANS"), maintained or contributed to by Intracel Parent or any of its subsidiaries as of the date hereof, Intracel Parent has made available to the Company a true and correct copy of, where applicable, (i) the most recent annual report (Form 5500) filed with the IRS,
(ii) such Intracel Parent Benefit Plan, (iii) each trust agreement and group annuity contract, if any, relating to such Intracel Parent Benefit Plan and (iv) the most recent actuarial report or valuation relating to a Intracel Parent Benefit Plan subject to Title IV of ERISA. All Intracel Parent Benefit Plans are set forth on Section 5.12(a) of the Intracel Parent Disclosure Schedule. None of the Intracel Parent Benefit Plans are multiemployer plans within the meaning of
Section 3(37) of ERISA or have been at any time since September 26, 1980. Each of the Plans covered by ERISA (a) has been operated in all material respects in accordance with ERISA, (b) has met the minimum funding standards of Section 412 of the Code and (c) which is intended to be qualified under Section 401(a) of the Code, has received or applied for a favorable determination letter from the IRS, and Intracel Parent is not aware of any circumstances likely to result in a revocation of such determination letter. No notice of "reportable event" (within the meaning of Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived, has been required to be filed for any Plan or by the single-employer of an ERISA Affiliate as of the date hereof, within the 12-month period ending on the date hereof or will be required to be filed in connection with the transaction contemplated by this Agreement. Neither Intracel Parent nor any subsidiary has engaged in a transaction with respect to any Intracel Parent Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject the Intracel Parent or any of its subsidiaries to a material tax or penalty imposed by either
Section 4975 of the Code or Section 502(i) of ERISA.

               (b) With respect to the Intracel Parent Benefit Plans, no event has occurred, and to the knowledge of Intracel Parent or any of its subsidiaries, there exists no condition or set of circumstances which in the aggregate are reasonably likely to occur in connection with which Intracel Parent or any of its subsidiaries would be subject to any liability that would have a Material Adverse Effect on Intracel Parent, (except liability for benefits claims and funding obligations payable in the ordinary course), under ERISA, the Code or any other applicable law.

               (c) Except as set forth in Section 5.12(c) of the Intracel Parent Disclosure Schedule, with respect to the Intracel Parent Benefit Plans, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of Intracel Parent or any of its subsidiaries, which obligations are reasonably likely to have a Material Adverse Effect on Intracel Parent.

               (d) Neither Intracel Parent nor any of its subsidiaries has any obligations for retiree health and life benefits under any Intracel Parent Benefit Plan, except as set forth in Section 5.12(d) of the Intracel Parent Disclosure Schedule.

Section 5.13 Title to Property. Except as set forth in Section 5.13 of the Intracel Parent Disclosure Schedule, Intracel Parent and its subsidiaries have good and marketable title to all of their respective properties, interests in properties and assets, real and personal, reflected in the Intracel Parent Balance Sheet or acquired after the Intracel Parent Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Intracel Parent Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt which is reflected on the Intracel Parent Balance Sheet. The plants, property and equipment of Intracel Parent and its subsidiaries that are used in the operations of their businesses are in all material respects in good operating condition and repair, subject to normal wear and tear. All properties used in the operations of Intracel Parent and its subsidiaries are reflected in the Intracel Parent Balance Sheet to the extent generally accepted accounting principles require the same to be reflected. Section 5.13 of the Intracel Parent Disclosure Schedule identifies each material parcel of real property owned or leased by Intracel Parent or any of its subsidiaries.

Section 5.14 Intellectual Property.

   (a) To Intracel Parent's knowledge, Intracel Parent and its subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intracel Parent Intellectual Property") that are used in the business of Intracel Parent and its subsidiaries as currently conducted, except to the extent that the failure to have such rights have not had and would not reasonably be expected to have a Material Adverse Effect on Intracel Parent.

   (b) Section 5.14(b) of the Intracel Parent Disclosure Schedule lists (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks, included in the Intracel Parent Intellectual Property, including the jurisdictions in which each such Intracel Parent Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which Intracel Parent is a party and pursuant to which any person is authorized to use any Intracel Parent Intellectual Property, and (iii) all licenses, sublicenses and other agreements as to which Intracel Parent is a party and pursuant to which Intracel Parent is authorized to use any Third Party Intellectual Property rights which are incorporated in, are, or form a part of any Intracel Parent product.

   (c) To the knowledge of Intracel Parent, there is no unauthorized use, disclosure, infringement or misappropriation of any Intracel Parent Intellectual Property rights, any trade secret material to Intracel Parent or any of its subsidiaries, by any third party, including any employee or former employee of Intracel Parent or any of its subsidiaries. To the knowledge of Intracel Parent, there is no unauthorized use, disclosure, infringement or misappropriation by Intracel Parent or any of its subsidiaries of any Third Party Intellectual Property right to the extent licensed by or through Intracel Parent or any of its subsidiaries. Except as set forth in
        Section 5.14(c) of the Intracel Parent Disclosure Schedule, neither Intracel Parent nor any of its subsidiaries has entered into any agreement to indemnify any other person against any charge of infringement of any Third Party Intellectual Property, other than indemnification provisions contained in sales agreements arising in the ordinary course of business. Except as set forth in Section 5.14(c) of the Intracel Parent Disclosure Schedule, there are no royalties, fees or other payments payable by Intracel Parent or any of its subsidiaries to any Person by reason of the ownership, use, sale or disposition of Third Party Intellectual Property.

   (d) Except as set forth in Section 5.14(d) of the Intracel Parent Disclosure Schedule, neither Intracel Parent nor any of its subsidiaries is nor will any of such parties be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intracel Parent Intellectual Property or Third Party Intellectual Property Rights, the breach of which would have a Material Adverse Effect on Intracel Parent.

   (e) To Intracel Parent's knowledge, all patents, registered trademarks, service marks and copyrights held by Intracel Parent and any of its subsidiaries are valid and subsisting.

        Except as set forth in Section 5.14(e) of the Intracel Parent Disclosure Schedule, neither Intracel Parent nor any of its subsidiaries (i) has been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; (ii) has knowledge that the manufacturing, marketing, licensing or sale of its products infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party; and (iii) has brought any action, suit or proceeding for infringement of Intracel Parent or Third Party Intellectual Property or breach of any license or agreement involving Intracel Parent Intellectual Property against any third party.

   (f) Section 5.14(f) of the Intracel Parent Disclosure Schedule sets forth a list of all officers, employees and consultants of Intracel Parent or any of its subsidiaries who have executed and delivered to Intracel Parent an agreement regarding the protection of proprietary information and the assignment to Intracel Parent of all Intracel Parent Intellectual Property arising from services performed for Intracel Parent by such persons.

   (g) Except as set forth in Section 5.14(g) of the Intracel Parent Disclosure Schedule, all use, disclosure or appropriation by Intracel Parent or any of its subsidiaries of Confidential Information has been pursuant to the terms of a written agreement between Intracel Parent or such subsidiary, and such third party or is otherwise lawful. Except as set forth in
        Section 5.14(g) of the Intracel Parent Disclosure Schedule, all use, disclosure or appropriation by Intracel Parent or any of its subsidiaries of Confidential Information not owned by Intracel Parent or any of its subsidiaries has been pursuant to the terms of a written agreement between Intracel Parent or such subsidiary, and the owner of such Confidential Information, or is otherwise lawful.

Section 5.15  Interested Party Transactions.  Except as set forth in
Section 5.15 of the Intracel Parent Disclosure Schedule, neither Intracel Parent nor any of its subsidiaries is indebted to any director, officer, employee or agent of Intracel Parent or any of its subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Intracel Parent or any of its subsidiaries.

Section 5.16 Insurance. Intracel Parent and each of its subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Intracel Parent and its subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Intracel Parent and its subsidiaries are otherwise in compliance with the terms of such policies and bonds. Intracel Parent has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

Section 5.17  Products.

   (a) Except as set forth in Section 5.17 of the Intracel Parent Disclosure Schedule, there are no statements, citations, warning letters, FDA Forms 483, or decisions by any governmental or regulatory body that any product produced, manufactured, marketed or distributed at any time by Intracel Parent or any of its subsidiaries ("INTRACEL PARENT PRODUCT") is defective or fails to meet any applicable standards promulgated by any such governmental or regulatory body. There have been no recalls ordered by any such governmental or regulatory body with respect to any Intracel Parent Product. To the knowledge of Intracel Parent, there is (i) no fact relating to any Intracel Parent Product that may give rise to a recall of any Intracel Parent Product or a duty to warn of a defect in any Intracel Parent Product and (ii) no latent or overt design, manufacturing or other defect in any Intracel Parent Product.

   (b) All Intracel Parent Products used, marketed or distributed by Intracel Parent or any of its subsidiaries in clinical investigations are subject to all applicable licenses, registrations, approvals, clearances, and authorizations required by local, state and federal agencies, foreign or domestic, regulating the safety, effectiveness, and market clearance of medical devices, which licenses, registrations, approval, clearances and authorizations are held by Intracel Parent or one of its subsidiaries and were obtained by Intracel Parent or such subsidiary on or before the date when same were required. Those licenses, registrations, approvals, clearances, and authorizations will not be affected or impaired by the Merger.

   (c) Intracel Parent and one of its subsidiaries is in full possession of all supportive materials and data substantiating representations made to the FDA in its material filings therewith, including any and all testing data in the possession or under the control of Intracel Parent, whether or not submitted to the FDA. The Intracel Parent Products perform in compliance with the representations and performance specifications as contained in said filings.

   (d) There is no proceeding by the FDA or any other governmental agency, including but not limited to a grand jury investigation, a 405 hearing, a civil penalty proceeding brought at any time in the past relating to the safety or efficacy of Intracel Parent Products and, to Intracel Parent's knowledge, there is no basis for such a proceeding.

Section 5.18 Interim Operations of Intracel Acquisition Sub. Intracel Acquisition Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

Section 5.19 Change in Control. Except as set forth in Section 5.19 of the Intracel Parent Disclosure Schedule, neither Intracel Parent nor any of its subsidiaries is a party to any contract, agreement or understanding which contains a "change in control" or "potential change in control" provision. Except as set forth in the Intracel Parent Financial Reports or Section 5.19 of the Intracel Parent Disclosure Schedule, there are no agreements or understandings between Intracel Parent and its subsidiaries, on the one hand, and any affiliates of Intracel Parent (other than subsidiaries of Intracel Parent), on the other hand.

Section 5.20          Environmental, Health, and Safety.

   (a) Intracel Parent and its subsidiaries (A) have complied with all applicable Environmental, Health, and Safety Laws governing Intracel Parent and its subsidiaries in all material respects (and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any such failure to comply), (B) have obtained and been in substantial compliance with all of the terms and conditions of all material permits, licenses, and other authorizations which are required under all applicable Environmental, Health, and Safety Laws governing Intracel Parent and its subsidiaries, and (C) have complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in the Environmental, Health, and Safety Laws governing Intracel Parent and its subsidiaries.

   (b) To the knowledge of Intracel Parent, Intracel Parent and its subsidiaries have no material liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), there is no fact or circumstance that with the passage of time, or occurrence of other reasonably foreseeable events would give rise to any material liability, and Intracel Parent and its subsidiaries have not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could give rise to any material liability, for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law governing Intracel Parent and its subsidiaries.

Section 5.21 Employment and Labor Matters. Section 5.21 of the Intracel Parent Disclosure Schedule contains a true, complete and accurate list of the names, titles, annual compensation (including all bonuses and similar payments made with respect to each such individual for the current and preceding fiscal years) of all directors, officers and employees of Intracel Parent and its subsidiaries who have an annual aggregate remuneration of $80,000 or more. Intracel Parent and its subsidiaries have and currently are conducting their respective businesses in full compliance with all laws relating to employment and employment practices, terms and conditions of employment, wages and hours, affirmative action, and nondiscrimination in employment. Except as disclosed in
Section 5.21 of the Intracel Parent Disclosure Schedule, to Intracel Parent's knowledge, the relationships of Intracel Parent and its subsidiaries with their respective employees are good; to Intracel Parent's knowledge, there is, and during the past five years there has been, no labor strike, dispute, slow-down, work stoppage or other labor difficulty actually pending or threatened against or involving Intracel Parent and its subsidiaries and, to Intracel Parent's knowledge, no attempt is currently being made or during the past three years has been made to organize any employees of Intracel Parent and its subsidiaries to form or enter a labor union or similar organization. Section 5.21 of the Intracel Parent Disclosure Schedule contains a list of all grievances by employees during the past three years which have resulted in a significant change in work practices or contract interpretation or terms or resulted in arbitration.

Section 5.22 Contracts. Section 5.22 of the Intracel Parent Disclosure Schedule lists all the material contracts and arrangements to which Intracel Parent or any of its subsidiaries is a party or by which it is bound, or to which any of its assets or properties is subject. Intracel Parent has delivered to the Company true and complete copies of each document listed in Section 5.22 of the Intracel Parent Disclosure Schedule, and a written description of each oral arrangement so listed. Except as disclosed in Section 5.22 of the Intracel Parent Disclosure Schedule, all such contracts and arrangements are in full force and effect, and neither Intracel Parent nor any of its subsidiaries is in default under any of them, nor, to the knowledge of Intracel Parent, is any other party to any such contract or arrangement in default thereunder.

Section 5.23 Predominant Customers. Except as set forth on Section 5.23 of the Intracel Parent Disclosure Schedule, no single customer of Intracel Parent or any of its subsidiaries accounts or accounted for over five percent (5%) of the total consolidated revenues of Intracel Parent and its subsidiaries (the "Intracel Dollar Threshold") during the twelve (12) month period immediately preceding the date of this Agreement.

Section 5.24   Change in Customers or Vendors.  Except as set forth on Section
5.24 of the Intracel Parent Disclosure Schedule, no customer or vendor whose annual volume of purchases or sales during Intracel Parent's fiscal year ended December 31, 1996 exceeded the Intracel Dollar Threshold, has indicated to Intracel Parent or any of its subsidiaries, or to any of their respective officers or directors that it intends to cease doing business with Intracel Parent or such subsidiary, or materially alter the amount or pricing of the business done with Intracel Parent or such subsidiary, respectively. To the knowledge of Intracel Parent, the relationship of such customers and vendors will not be materially adversely affected by the consummation of the transactions contemplated by this Agreement.

Section 5.25 Notes and Accounts Receivable. All notes and accounts receivable of Intracel Parent and its subsidiaries are reflected properly on the Intracel Parent Financial Reports and Intracel Parent Balance Sheet, are valid receivables which arose in the ordinary course of business from bona fide transactions, subject to no set-offs or counterclaims, subject only to the reserve for bad debts set forth on the face of the Intracel Parent Financial Reports and Intracel Parent Balance Sheet.

Section 5.26 Questionable Payments. None of Intracel Parent, its subsidiaries, or any of their respective directors, officers or other employees has: (i) made any payments or provided services or other favors in the United States of America or in any foreign country in order to obtain preferential treatment or consideration by any Governmental Entity with respect to any aspect of the business of Intracel Parent and its subsidiaries, or (ii) made any political contributions which would not be lawful under the laws of the United States (including the Foreign Corrupt Practices Act) or the foreign country in which such payments were made. None of Intracel Parent, its subsidiaries, or any of their respective directors, officers or other employees nor, to Intracel Parent's knowledge, any customer or supplier of Intracel Parent or any of its subsidiaries, has been subject to any inquiry or investigation by any Governmental Entity in connection with payments or benefits or other favors to or for the benefit of any governmental or armed services official, agent, representative or employee with respect to any aspect of the business of Intracel Parent or its subsidiaries or with respect to any political contribution.


                                   ARTICLE VI

                                    COVENANTS


Section 6.01 Covenants of the Company and Intracel Parent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company and Intracel Parent each agree as to itself and its subsidiaries that (except as expressly contemplated or permitted by this Agreement, Section 6.01 of the Company Disclosure Schedule or the Intracel Parent Disclosure Schedule, as the case may be, or to the extent that the other party shall otherwise consent in writing):

   (a) Each party and its subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course, consistent with past practice and (i) use its best efforts to preserve its business intact, keep available the services of all of its present officers, employees, agents and representatives, and preserve the goodwill of all suppliers, customers, clients and others having business relations with it or any of its subsidiaries; (ii) maintain its corporate existence and good standing in its state of incorporation; (iii) keep and maintain in good condition, repair and working order all buildings, offices, stores and other structures and all machinery, tools, equipment, fixtures and other property of it and its subsidiaries and observe and conform to all material terms and conditions upon or under which any of their properties is held; and (iv) continue and maintain in full force and effect all insurance now maintained and promptly proceed with the repair, restoration or replacement of any asset or property damaged or destroyed by fire or other casualty after the date hereof, whether insured or uninsured, subject to the rights, if any, of the lessors or mortgagees thereof.

   (b) Except for such transaction disclosed in the appropriate party's Disclosure Schedule, no party shall, nor shall any party permit any of its subsidiaries to, nor shall any party or subsidiary propose to, (i) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase, redeem or otherwise acquire, or permit any subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries.

   (c) No party shall, nor shall any party permit any of its subsidiaries to, authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (including indebtedness having the right to vote) or equity equivalents (including, without limitation, stock appreciation rights), except as required pursuant to the agreements and instruments outstanding on the date hereof or disclosed in Sections 4.02 and 5.02, or amend in any material respect any of the terms of any such securities or agreements outstanding on the date hereof, other than the issuance of Company Shares or shares of Intracel Parent Shares, as the case may be, upon the exercise of stock options pursuant to Company Stock Plan or Intracel Parent Stock Plans and upon the exercise or conversion of other Intracel Parent and Company options, warrants or rights, in each case outstanding on the date of this Agreement and in accordance with their present terms.

   (d)  No party shall amend or propose to amend its charter or bylaws.

   (e) No party shall, nor shall any party permit any of its subsidiaries to, acquire, sell, lease, encumber, transfer or dispose of any assets outside the ordinary course of business, consistent with past practice, or any assets which are material to such party and its subsidiaries taken as a whole, except pursuant to obligations in effect on the date hereof, or enter into any commitment or transaction outside the ordinary course of business, consistent with past practice.

   (f) No party shall, nor shall any party permit any of its subsidiaries to, incur any indebtedness for borrowed money (which shall not be deemed to include entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or any of its subsidiaries or guarantee (or become liable for) any debt of others or make any loans, advances or capital contributions or mortgage, pledge or otherwise encumber any material assets or create or suffer any material lien thereupon other than in each case in the ordinary course of business consistent with prior practice.

   (g) No party shall, nor shall any party permit any of its subsidiaries to pay, discharge or satisfy any claims, liabilities or obligations in excess of $350,000 (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of any party and its consolidated subsidiaries or incurred in the ordinary course of business consistent with past practice.

   (h) No party shall change any of the accounting principles or practices used by it (except as required by generally accepted accounting principles).

   (i) No party shall, nor shall any party permit any of its subsidiaries to, agree to take any of the foregoing actions or take or agree to take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue or in any of the conditions to the Merger set forth in Article VII not being satisfied.

   (j) Each of the parties shall give prompt notice to the other party of: (i) any notice of, or other communication relating to, a default or event which, with notice or the lapse of time or both, would become a default, received by it or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any agreement, indenture or instrument material to the financial condition, properties, businesses or results of operations of it and its subsidiaries, taken as a whole, to which it or any of its subsidiaries is a party or is subject; (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, which consent, if required, would breach the representations contained in Articles IV and V; and (iii) any material adverse change in the financial condition, properties, businesses, results of operations or prospects of it and its subsidiaries, taken as a whole.

   (k) The parties shall consult with each other before issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

Section 6.02    Additional Covenants of the Company and Intracel Parent.

   (a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, each of the Company and Intracel Parent agrees as to itself and its subsidiaries that it will not, without the prior written consent of the other party, except as contemplated by this Agreement or required by law, (i) enter into, adopt, amend or terminate any Company Benefit Plan or Intracel Parent Benefit Plan, as the case may be, or other employee benefit plan or any agreement, arrangement, plan or policy between the Company or Intracel, as the case may be, and one or more of its directors or executive officers or (ii) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company or Intracel, as the case may be, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

   (b) (i) At the Effective Time, each outstanding option to purchase Company Shares (a "COMPANY STOCK OPTION") under the Company Stock Option Plan, whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, the same number of shares of Intracel Parent Common Stock as the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (not taking into account whether or not such option was in fact exercisable), at a price per share equal to (1) the exercise price for the Company Stock Option divided by (2) the Common Conversion Ratio. In the case of any Company Stock Option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422 and 424 of the Code ("INCENTIVE STOCK OPTIONS"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall comply with Section 424(a) of the Code;
        (ii) as soon as practicable after the Effective Time, Intracel Parent shall deliver to the holders of the Company Stock Options set forth in
        Section 6.02(b) (i) appropriate notices setting forth such holders' rights pursuant thereto and such Company Stock Options, including that the grants or awards pursuant to the Company Stock Option Plan, shall continue in effect on the same terms and conditions (including further antidilution provisions, and subject to the adjustments required by this
        Section 6.02(b) after giving effect to the Merger). Intracel Parent shall comply with the terms of such Company Stock Options and ensure, to the extent required by, and subject to the provisions of, any such Company Stock Option Plan, that the Company Stock Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time.

   (c) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective without limitation, (i) such actions as may be required to be taken under the Securities Act and applicable state securities laws in connection with the issuances contemplated hereby, and (ii) the preparation and filing of all other forms, registrations and notices required to be filed to consummate the transactions contemplated hereby and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions, waivers by any public or private third party. Each party shall promptly consult with the other with respect to, provide any necessary information with respect to and provide the other (or its counsel) copies of, all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

Section 6.03 No Solicitation. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, none of the Company, Intracel Parent or any of their respective subsidiaries, affiliates, officers, directors, representatives or agents shall, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) any person, entity or group concerning any merger, sale of substantial assets outside the ordinary course of business, sale of shares of capital stock or similar transaction involving the Company, Intracel Parent or any of their respective subsidiaries or divisions (other than the transactions contemplated by this Agreement). During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company shall promptly advise Intracel Parent, and Intracel Parent shall promptly advise the Company, of any such inquiries or proposals which are proposed by any third parties on an unsolicited basis.

Section 6.04 Access to Information. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use reasonable efforts to be released), the Company and Intracel Parent shall each (and shall cause each of their respective subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during normal business hours during the period prior to the earlier of the termination of this Agreement and the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of the Company and Intracel Parent shall (and shall cause each of their respective subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law or court order, the parties will hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of either party, and in the event of termination of this Agreement for any reason each party shall promptly return all nonpublic documents obtained from any other party, and any copies or summaries made of such documents, to such other party.

Section 6.05 Stockholders Meetings. Each of the Company and Intracel Parent shall either duly call, give notice of, convene and hold a meeting of its stockholders or solicit the consents of its stockholders as promptly as practicable for the purpose of voting, in the case of the Company, upon this Agreement and related matters and, in the case of Intracel Parent, upon the amendment to the Certificate of Incorporation of Intracel Parent and the issuance of Intracel Parent Shares pursuant hereto. Intracel Parent and the Company will, through their respective Board of Directors, recommend to their respective stockholders approval of such matters and will coordinate and cooperate with respect to the timing of such meetings or consent solicitations and shall use their best efforts, if applicable, to hold such meetings on the same day and as soon as practicable after the date hereof, and shall use their best efforts to secure the approval of their stockholders for the transactions contemplated herein.

Section 6.06 Brokers or Finders. Each of Intracel Parent and the Company represents, as to itself, its subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except Vector Securities International, Inc., whose fees and expenses will be paid (a) by the Company in accordance with the Company's agreement with such firm (of which a copy has been delivered by the Company to Intracel Parent prior to the date of this Agreement), and (b) by Intracel Parent in accordance with Intracel Parent's agreement with such firm (of which a copy has been delivered by Intracel Parent to the Company prior to the date of this Agreement), and each of Intracel Parent and the Company agree to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliate.

Section 6.07 Consents, Approvals and Filings. The Company and Intracel Parent will make and cause their respective subsidiaries to make all necessary filings, as soon as practicable, including, without limitation, those required under the Securities Act and applicable state securities laws, in order to facilitate prompt consummation of the transactions contemplated by this Agreement. In addition, the Company and Intracel Parent will each use their best efforts, and will cooperate fully with each other (i) to comply as promptly as practicable with all governmental requirements applicable to the transactions contemplated by this Agreement and (ii) to obtain as promptly as practicable all necessary permits, orders or other consents of Governmental Entities and consents, waivers and approvals of all third parties necessary for the consummation of the transactions contemplated by this Agreement and to enable each of the Company and Intracel Parent to conduct and operate its business substantially as presently conducted. Each of the Company and Intracel Parent shall use reasonable efforts to provide such information and communications to Governmental Entities as such Governmental Entity may reasonably request.


                                  ARTICLE VII

                                   CONDITIONS

Section 7.01   Conditions to Each Party's Obligation to Effect the Merger.
The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

   (a) This Agreement shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding Company Common Stock, a majority of the outstanding Company Series A Preferred and a majority of the outstanding Company Series B Preferred, and the issuance of Intracel Parent Shares pursuant to the Merger, the amendment of the Certificate of Incorporation of Intracel Parent and the other terms of this Agreement shall have been approved by the affirmative vote of the Intracel Parent shareholders in accordance with the provisions of Delaware Law and the respective certificate of incorporation and bylaws of each of the Company and Intracel Parent.

   (b) Other than the filing provided for by Section 2.01, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations or terminations of waiting periods imposed by, any Governmental Entity (other than the filing of a Form D under the applicable regulations promulgated under the Securities Act), and all required third party consents, the failure to obtain which would have a Material Adverse Effect on Intracel Parent and its subsidiaries, including the Surviving Corporation and its subsidiaries, taken as a whole, shall have been filed, occurred or been obtained. Intracel Parent shall have received all state securities or Blue Sky permits and other authorizations necessary to issue the Intracel Parent Shares pursuant to the Merger and the other terms of this Agreement.

   (c) No statute, rule, regulation, executive order, decree or injunction which prohibits the consummation of the Merger, or limits or restricts the operation of Intracel Parent following the Merger, shall have been enacted, entered, promulgated or enforced by any court or governmental authority and be in effect.

   (d)  The Amended and Restated Certificate of Incorporation of Intracel
        Parent shall have been filed with the Secretary of State of the State of Delaware.

   (e) Mr. Hanna shall have delivered the letter in substantially the form of Exhibit B hereto.

   (f) The Shareholders Agreement in substantially the form of Exhibit C hereto shall have been duly executed and delivered by each of the parties thereto.

   (g) The Registration Rights Agreement in substantially the form of Exhibit D hereto shall have been duly executed and delivered by each of the parties thereto.

   (h) The Employment Agreements between Intracel Parent and each of Simon McKenzie and Michael Hanna, respectively, in a form mutually agreeable to each such respective party,in substantially the form of Exhibit E hereto, shall have been duly executed and delivered by each of the parties thereto.

   (i) Intracel Parent and the Company shall have received opinions from Sullivan & Cromwell and Morrison & Foerster, LLP, each dated at the Effective Time and addressed to Intracel Parent and the Company, stating that the Merger will qualify as a reorganization under section 368(a) of the Code. In rendering such opinions, each counsel shall be entitled to require and to rely upon representations and agreements contained in certificates from Intracel Parent, the Company and such other parties as they shall deem reasonably necessary.

Section 7.02 Conditions of Obligations of Intracel Parent and Intracel Acquisition Sub. The obligations of Intracel Parent and Intracel Acquisition Sub to effect the Merger are further subject to the satisfaction at or prior to the Closing Date of the following conditions, unless waived by Intracel Parent and Intracel Acquisition Sub:

   (a) The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement, and shall also be true in all material respects (except for such changes as are contemplated by the terms of this Agreement and such changes as would be required to be made in the exhibits to this Agreement if such schedules were to speak as of the Closing Date) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except if and to the extent any failures to be true and correct would not, in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

   (b) From the date of this Agreement through the Closing Date, except as set forth in Section 4.05 of the Company Disclosure Schedule, the Company shall not have suffered any adverse changes in its business, operations or financial condition which are material to the Company and its subsidiaries taken as a whole (other than changes generally affecting the industries in which the Company operates, including changes due to actual or proposed changes in law or regulation, or changes relating to the transactions contemplated by this Agreement, including the change in control contemplated hereby).

   (c) The Company shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date, in all material respects, other than the filing of the Certificate of Merger.

   (d) At the Closing, the Company shall have furnished Intracel Parent with copies of (i) resolutions duly adopted by the Board of Directors of the Company approving the execution and delivery of this Agreement and all other necessary or proper corporate action to enable the Company to comply with the terms of this Agreement, (ii) the resolutions duly adopted by the holders of Company Common Stock, Company Series A Preferred and Company Series B Preferred approving and adopting this Agreement and the Merger, such resolutions to be certified by the Secretary or Assistant Secretary of the Company and (iii) a Certificate of the Secretary of the Company setting forth the capitalization of the Company on the Closing Date, immediately prior to the Effective Time, as specified in Section 4.02.

   (e) At the Closing, the Company shall have furnished Intracel Parent with an opinion, dated the Closing Date, of counsel to the Company, in form and substance satisfactory to Intracel Parent and its counsel, to the effect that:

        (i) the Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware;

        (ii) the Subsidiary has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware;

        (iii) all of the outstanding Company Shares have been duly authorized and validly issued and are fully paid and nonassessable and none of such issued Company Shares were issued in violation of any preemptive rights of shareholders of the Company;

        (iv) this Agreement has been duly authorized, executed and delivered by the Company and this Agreement constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, fraudulent transfer, reorganization, moratorium, insolvency and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

        (v) all regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company prior to the Effective Time under the Federal laws of the United States or the General Corporation Law of the State of Delaware for the consummation of the transactions contemplated by this Agreement by the Company, have been made or obtained.

     In rendering the foregoing opinion (the "COMPANY PRIMARY OPINION"), such counsel may rely on certificates of officers and other agents of the Company and public officials as to matters of fact and, as to matters relating to the law of jurisdictions other than New York and the General Corporation Law of the State of Delaware, upon opinions of counsel of such other jurisdictions reasonably satisfactory to Intracel Parent and its counsel, provided such reliance is expressly noted in the Company Primary Opinion and the opinions of such other counsel and the certificates of such officers, agents and public officials relied on are attached to the Company Primary Opinion. Notwithstanding the foregoing, such counsel shall not be required to express an opinion with respect to any matters relating to FDA consents, authorizations, approvals or filings;

               (f) The Company shall have issued shares of Company Series B Preferred to Mentor Corporation substantially in accordance with the terms set forth in the Strategic Alliance Terms Sheet previously delivered to Intracel Parent.

               (g) All actions, proceedings, instruments and documents required to carry out this Agreement, or incidental hereto, and all other legal matters shall have been approved by counsel to Intracel Parent, and such counsel shall have received all documents, certificates and other papers reasonably requested by it in connection therewith.

Section 7.03 Conditions of Obligations of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction at or prior to the Closing Date of the following conditions, unless waived by the Company:

   (a) The representations and warranties of Intracel Parent and Intracel Acquisition Sub set forth in this Agreement shall be true and correct as of the date of this Agreement, and shall also be true in all material respects (except for such changes as are contemplated by the terms of this Agreement and such changes as would be required to be made in the exhibits to this Agreement if such schedules were to speak as of the Closing Date) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except if and to the extent any failures to be true and correct would not, in the aggregate, have a Material Adverse Effect on Intracel Parent.

   (b) From the date of this Agreement through the Closing Date, except as set forth in Section 5.06 of the Intracel Parent Disclosure Schedule, Intracel Parent shall not have suffered any adverse changes in its business, operations or financial condition which are material to Intracel Parent and its subsidiaries taken as a whole (other than changes generally affecting the industries in which Intracel Parent operates, including changes due to actual or proposed changes in law or regulation)

   (c) Intracel Parent and Intracel Acquisition Sub shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date in all material respects, other than the filing of the Certificate of Merger.

   (d) At the Closing, Intracel Parent and Intracel Acquisition Sub shall have furnished the Company with copies of (i) resolutions duly adopted by their respective Boards of Directors approving the execution and delivery of this Agreement and all other necessary or proper corporate action to enable them to comply with the terms of this Agreement, (ii) the resolutions duly adopted by the shareholders of Intracel Parent approving the issuance of Intracel Parent Shares and the amendment to the Certificate of Incorporation of Intracel Parent, such resolutions to be certified by the Secretary or Assistant Secretary of Intracel

        Parent, (iii) the resolutions duly adopted by the sole shareholder of Intracel Acquisition Sub approving and adopting this Agreement and the Merger, (iv) a certificate of the Secretary of Intracel Parent setting forth the capitalization of Intracel Parent on the Closing Date, immediately prior to the Effective Time, as specified in Section 5.02 and (v) audited Intracel Parent Financial Reports.

   (e) At the Closing, Intracel Parent shall have furnished the Company with an opinion, dated the Closing Date, of counsel to the Intracel Parent and Intracel Acquisition Sub, in form and substance satisfactory to the Company and its counsel, to the effect that:

        (i) Each of Intracel Parent, Intracel Acquisition Sub and Bartels Inc. is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of their respective incorporation;

        (ii) the Intracel Parent Shares to be issued under the Agreement (the "Subject Shares") have been duly authorized and, upon consummation of the transactions contemplated by the Agreement, will be validly issued, fully paid and nonassessable, and such issuance is not subject to any preemptive rights of shareholders of Intracel Parent;

        (iii) this Agreement has been duly authorized, executed and delivered by Intracel Parent and Intracel Acquisition Sub and constitutes the legal, valid and binding obligation of each, enforceable against Intracel Parent and Intracel Acquisition Sub in accordance with its terms, subject to bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences, and equitable subordination;

        (iv) no registration with, consent or approval of, notice to, or other action by, any governmental entity of the United States and the General Corporation Law of the State of Delaware is required on the part of Intracel Parent or Intracel Acquisition Sub for the execution, delivery or performance of this Agreement by Intracel Parent or Intracel Acquisition Sub, or if required, such registration has been made, such consent or approval has been obtained, such notice has been given or such appropriate action has been taken; and

        (v) none of the transactions contemplated by this Agreement will require registration under Section 5 of the Securities Act of 1933, as amended.

     In rendering the foregoing opinion (the "INTRACEL PRIMARY OPINION"), such counsel may rely on certificates of officers and other agents of the Company, Intracel Parent or Intracel Acquisition Sub, the stockholders of such entities, and public officials as to matters of fact and, as to matters relating to the law of jurisdictions other than New York and the General Corporation Law of the State of Delaware, upon opinions of counsel of such other jurisdictions reasonably satisfactory to Intracel Parent and its counsel, provided such reliance is expressly noted in the Intracel Primary Opinion and the opinions of such other counsel and the certificates of such officers, agents and public officials relied on are attached to the Intracel Primary

Opinion. Notwithstanding the foregoing, such counsel shall (i) be permitted, in connection with rendering the opinion set forth in clause (v), to assume that the information statement delivered to the Company's shareholders complies with Rule 502 promulgated under the Securities Act and (ii) not be required to express an opinion with respect to any matters relating to FDA consents, authorizations, approvals or filings.

           (f) Intracel Parent shall have furnished to the Company evidence that Intracel Parent and each of its subsidiaries has filed all federal, state, local and foreign tax returns required to be filed by it, that the aggregate amounts of all taxes owed pursuant to such returns shall in no event exceed $10,000 and that any penalties imposed or to be imposed for filing such returns late shall not be material to Intracel Parent.

           (g) Intracel Parent shall have furnished to the Company a copy of Intracel Parent's audited consolidated financial statements for the year ended December 31, 1996 as audited by Ernst & Young LLP (the "Audited Financials"). Such Audited Financials shall not be substantially different than the Intracel Parent Financial Reports attached to the Intracel Parent Disclosure Schedule, and shall contain an unqualified opinion by Ernst & Young LLP.

           (h) Intracel Parent shall have furnished to the Company an amendment (the "Amendment") to each of the following agreements, in a form reasonably satisfactory to the Company: (i) the Loan Documents (as such term is defined in the Credit Agreement, dated as of November 16, 1995, as amended, among Intracel Parent, Credit Anstalt Bankverien, as agent, and the lenders party thereto) (the "CreditAnstalt Agreements"); (ii) the Secured Promissory Note, dated December 27, 1995, as amended, by Intracel Parent in favor of Northstar Advantage High Total Return Fund (the "Northstar Agreement"); and (iii) the Secured Promissory Note, dated June 11, 1996, by Intracel Parent in favor of CoreStates Enterprise Fund (the "CoreStates Agreement" and, together with the CreditAnstalt Agreements and the Northstar Agreement, the "Credit Agreements"). Such Amendment shall expressly waive compliance by Intracel Parent with all of the covenants (including all affirmative and negative covenants) included in each of the Credit Agreements until December 31, 1998, except that the Amendment may contain such covenants as are reasonably acceptable to the Company.

           (i) Intracel Parent shall have furnished to the Company, in a form reasonably satisfactory to the Company, the renewal of the License Agreement, dated as of June 1, 1994, between Thomas Jefferson University and Intracel Parent.

           (j) Intracel Parent shall have issued shares of Intracel Parent Common Stock to CoreStates Enterprise Fund in the manner described in the Intracel Parent Disclosure Schedule.

           (k) All actions, proceedings, instruments and documents required to carry out this Agreement, or incidental hereto, and all other legal matters shall have been approved by counsel to the Company, and such counsel shall have received all documents, certificates and other papers reasonably requested by it in connection therewith.

                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT

Section 8.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or Intracel
Parent:

   (a)  by mutual consent of Intracel Parent and the Company;

   (b) by either Intracel Parent or the Company if the Merger shall not have been consummated before January 31, 1998 (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement);

   (c) by either Intracel Parent or the Company if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and non-appealable;

   (d) by either party if any required approval of the stockholders of Intracel Parent or the Company shall not have been obtained by reason of the failure to obtain the required vote pursuant to a written consent of shareholders, or at a duly held meeting of stockholders or at any adjournment thereof;

   (e) by Intracel Parent if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and such breach has not been cured five business days prior to the Closing Date, after notice to the Company by Intracel Parent; or

   (f) by the Company if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Intracel Parent or Intracel Acquisition Sub and such breach has not been cured five business days prior to the Closing Date, after notice to Intracel Parent by the Company.

Section 8.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.01 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders; provided, however, that not withstanding the foregoing, nothing contained in this Section 8.02 shall relieve any party from liability for any breach of this Agreement by such party.

Section 8.03 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or of Intracel Parent, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 8.04 Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


                                   ARTICLE IX

                             POST CLOSING COVENANTS

     In filing federal tax returns at any time, each of Intracel Parent, the Company and Intracel Acquisition Sub will take consistent filing positions to the effect that, for federal income tax purposes, the Merger qualifies as a "reorganization" within the meaning of Section 368(a) of the Code, and no shareholder is required to recognize income gain or loss with respect thereto.


                                   ARTICLE X

                                  MISCELLANEOUS

Section 10.01 Nonsurvival of Representations and Warranties. The representations and warranties made herein shall not survive beyond the Effective Time.




Section 10.02 Notices. All notices and other communications hereunder shall be in writing (and shall be deemed given upon receipt) if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

   (a)     if to Intracel Parent or Intracel Acquisition Sub, to

                             Intracel Corporation
                             1871 N.W. Gilman Blvd.
                             Issaquah, WA  98027
                             Fax:  (425) 391-0416

                             with a copy to

                             Joseph Bartlett, Esq.
                             Morrison & Foerster, LLP
                             1290 Avenue of the Americas
                             New York, NY 10104
                             Fax:  (212) 468-7900

                                    and

   (b)     if to the Company, to

                             PerImmune Inc.
                             1330 Piccard Drive
                             Rockville, Maryland  20850
                             Fax:  (301) 840-2161

           with a copy to


                             Edwin Williamson, Esq.
                             Sullivan & Cromwell
                             1701 Pennsylvania Ave., NW
                             Washington, D.C.  20006
                             Fax:  (202) 293-6330

Section 10.03 Descriptive Headings. The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 10.04 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Section 10.05 Entire Agreement; Assignment. This Agreement and the documents and instruments and other agreements to be executed on the Closing Date (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof (other than any confidentiality agreement between the parties; any provisions of such agreements which are inconsistent with the transactions contemplated by this Agreement being waived hereby) and (b) shall not be assigned by operation of law or otherwise, provided that Intracel Parent may cause Intracel Acquisition Sub to assign its rights and obligations to Intracel Parent or any other wholly owned subsidiary of Intracel Parent, but no such assignment shall relieve Intracel Acquisition Sub of its obligations hereunder if such assignee does not perform such obligations.

Section 10.06 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable principles of conflicts of law.

Section 10.07 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 10.08 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 10.09 Publicity. Except as otherwise required by law or the rules of any national securities exchange, for so long as this Agreement is in effect, neither the Company nor Intracel Parent shall, or shall permit any of its subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without prior consultation with the other party.

Section 10.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     IN WITNESS WHEREOF, the Company, Intracel Parent and Intracel Acquisition Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.



                                            PERIMMUNE HOLDINGS, INC.


                                            By
                                              ----------------------------------
                                               Name:
                                               Title:


                                            INTRACEL CORPORATION


                                            By
                                              ----------------------------------
                                               Name:
                                               Title:


                                            INTRACEL ACQUISITION SUB, INC.


                                            By
                                              ----------------------------------
                                               Name:
                                               Title: